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Exhibit 16.01


                        [Arthur Andersen LLP Letterhead]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 17, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 17, 2002 of Quintiles Transnational Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP



Copy to:
Mr. James L. Bierman, CFO, Quintiles Transnational Corp.